Exhibit 5.2

May 12, 2026

Sunshine Biopharma, Inc.

333 Las Olas Way, CU4 Suite 433

Fort Lauderdale, FL 33301

Ladies and Gentlemen:

We have acted as counsel to Sunshine Biopharma Inc., a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1 (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale by the Company (the “Offering”) of (i) common units (the “Common Units”), each consisting of one share of common stock and two Series C Warrants to purchase shares of common stock (the “Series C Warrants”), and pre-funded units (the “Pre-Funded Units,” and together with the Common Units,” the “Units”), each consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrants”) and two Series C Warrants. The term “Units” also includes any additional Units (and the underlying securities) that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”), the form of Pre-Funded Warrant that is filed as an exhibit to the Registration Statement, the form of Series C Warrant that is filed as an exhibit to the Registration Statement, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinions set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to set the public offering price of the Units;

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h.	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of Units, and the securities included in or underlying such Units, (i) conflicts or will conflict with the Company’s organizational documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law (as defined below).

We have not independently established the validity of the foregoing assumptions.

Our opinion is limited to the laws of the State of New York (the “Opined-on Law”) and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Series C Warrants included in the Units, when the Units are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, and assuming the due authorization, execution and delivery of such Series C Warrants, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.	The Pre-Funded Warrants included in the Units, when the Units are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, and assuming the due authorization, execution and delivery of such Pre-Funded Warrants, will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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